                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 22, 2003
                          ----------------------------
                Date of report (Date of earliest event reported)

                              HUBBELL INCORPORATED
             (exact name of registrant as specified in its charter)


              CONNECTICUT                               1-2958                               06-0397030
         --------------------                   ----------------------                  --------------------
    (State or other jurisdiction of            (Commission File Number)            (I.R.S. Employer Identification
    incorporation or organization)                                                             Number)

             584 Derby Milford Road, Orange, Connecticut 06477-4024
        -----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 799-4100
        -----------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
        -----------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 9. REGULATION FD DISCLOSURE (and Item 12. Disclosure of Results of Operations and Financial Condition).

The information included in this section is intended to be included under "Item
12. Disclosure of Results of Operations and Financial Condition" and is included under Item 9 in accordance with Securities and Exchange Commission Release No. 33-8216.

On April 22, 2003, Hubbell Incorporated (the "Company") reported net income of $21.7 million, and diluted earnings of $0.36 per share for the first quarter of 2003, as compared to a loss of $5.9 million or $0.10 per share for the first quarter of 2002.


         A copy of the April 22, 2003 press release is attached hereto as an
Exhibit 99.1.

         INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS -- Certain of the statements contained in this report and the exhibit attached hereto, including, without limitation, statements as to management's good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             HUBBELL INCORPORATED




                                    By:      /s/ William T. Tolley
                                             ---------------------------------
                                             Name:    William T. Tolley
                                             Title:   Senior Vice President and
                                                      Chief Financial Officer

Date: April 22, 2003

                                  EXHIBIT INDEX

EXHIBIT NO.               DOCUMENT DESCRIPTION
99.1                      Press Release dated April 22, 2003 pertaining to the
                          financial results of the Company for the quarter
                          ended March 31, 2003.